SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             _______________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 22, 2005
                                                           -------------

                                  ADSERO CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                      0-31040                 65-0602729
 ----------------------------          ------------         -------------------
 (State or other jurisdiction          (Commission          (I.R.S. Employer of
        incorporation)                 File Number)         Identification No.)


      2101 N. Nobel Street, Sainte Julie, Quebec                 J3E 1Z8
      ------------------------------------------                ----------
      (Address of principal executive offices)                  (Zip Code)


                                 (450) 922-5689
          ------------------------------------------------------------
          922-5689(Registrant's telephone number, including area code)


              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Strategic Supply Agreement
--------------------------

Effective June 22, 2005 we entered into a Strategic Supply Agreement (the "Agreement") with Turbon AG ("Turbon"), a leading global imaging supply company specializing in the remanufacture of laser cartridges. Pursuant to the Agreement, Turbon will become a strategic supplier of remanufactured laser toner cartridges for us at prices that will be competitive in the market place for such products and that will be lower than prices offered by Turbon to other third party customers for similar products under similar conditions. In consideration therefor, we will give preferred vendor status to Turbon and will give preference to ordering products from Turbon over competitive products of third parties as long as Turbon's product quality meets our specifications.

The Agreement runs through December 31, 2008 and is subject to early termination and renewal provisions.

Loan Agreement with Loewen, Ondaatje, McCutcheon Limited
--------------------------------------------------------

Effective June 22, 2005 we entered into an agreement (the "Agreement") with Loewen, Ondaatje, McCutcheon Limited ("LOM"), an investment banking firm. Pursuant to the Agreement, LOM loaned us $1,001,000 on June 22, 2005 for the specific purpose of allowing us to purchase issued and outstanding shares of Turbon AG. The term of the loan is the one year period that commenced on June 22, 2005. Interest accrues on the outstanding amount of the loan at the rate of 10% compounded semi-annually, and is payable quarterly commencing September 1, 2005. As partial consideration for entering into the Agreement, we have agreed to issue to LOM, as soon as practicable, 100,000 common stock purchase warrants, each exercisable for the purchase of one share of our common stock at a price of $1.50 per share during the 30 month period following issuance.

In connection with the Agreement, we intend to enter into a Placement Agent Agreement with LOM pursuant to which LOM will use its best efforts to sell equity securities of ours. The proceeds from the private placement will be used to repay principal and interest due under the loan. No assurance can be given that the intended private placement will be successfully completed. In the event
(i) the private placement is not completed by August 15, 2005 as the result of any due diligence issues that may arise upon LOM's review of us; or (ii) any of the events specified in the Agreement occur including:

   o  our failure to pay any amounts payable under the loan when due;

   o  our sale of all or substantially all of our assets;

   o our issuance of any equity or debt securities, other than pursuant to instruments outstanding on the date of the Agreement, without the consent of LOM;

   o our failure to apply the funds provided under the loan for purchase of shares in Turbon;

   o  our becoming an insolvent;

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

   o  our borrowing of any further funds; or

   o our failure to immediately issue to LOM the units issuable to LOM upon the conversion of the loan, if applicable, in the manner described in the Agreement then:

LOM shall have the option, but not the obligation, to convert the outstanding principal and accrued interest under the loan into units of ours at a conversion rate of one unit for each $0.50 of principal or accrued interest outstanding. Each unit shall consist of one share of our common stock and one common share purchase warrant. Each warrant will entitle LOM to purchase an additional share of our common stock at a price of $1.50 per common share during the three year period following issuance of the warrants. Alternatively, in the event that any of the events in (ii) above take place, LOM may declare the entire balance of the principal and interest outstanding to be immediately due and payable.

The Agreement further provides that in the event we raise any funds pursuant to an equity or debt offering during the term of the Agreement, that we must apply the proceeds from such offering to the repayment of principal and interest then due under the loan.

Share Purchase Agreement
------------------------

Effective June 22, 2005 we entered into a Share Purchase Agreement (the "Agreement") with Turbon AG ("Turbon") pursuant to which we agreed to purchase 400,000 Turbon shares from Turbon's treasury at a purchase price of $14 per share or an aggregate of $5,600,000 (the "Purchase Price"). On June 23, 2005 we paid Turbon $1,001,000 of the Purchase Price. The $4,599,000 balance of the Purchase Price is due on or before July 29, 2005. The Agreement further provides that prior to the $4,599,000 payment, the parties will obtain irrevocable agreements from Turbon's three largest shareholders, with aggregate holdings of 2,509,000 Turbon shares, in which each of the shareholder's will agree to sell all of the Turbon shares owned by them or affiliated entities to us, upon a formal takeover offer by us, at a price of $14 per share in cash or a combination of cash and stock. The required agreements have been obtained. See "Agreements With Certain Turbon Shareholders" below. The 400,000 shares represent 9.928% of Turbon's outstanding share capital consisting of 4,029,000 shares. The Share Purchase Agreement is part of our larger plan to acquire all or a majority of Turbon's outstanding shares. The closing and completion of any such transaction will be subject to certain conditions including but not limited to, completion of further due diligence, raising of necessary funds to close the transaction, and the approval of Turbon's shareholders.

Agreements With Certain Turbon AG Shareholders
----------------------------------------------

On June 21, 2005 and June 22, 2005 we entered into stock purchase agreements (the "Agreements") with each of NCR Corporation, Holger Brueckmann - Turbon and Gothaer Lebensversicherung AG (collectively the "Vendors"). Pursuant to the Agreements, the Vendors have agreed to sell to us an aggregate of 2,509,000 shares of Turbon AG capital stock owned by them (the "Vendor Shares") in the event we submit a public offer for the acquisition of the Vendor Shares in accordance with the terms of the Securities Acquisition and Takeover Act, to which Turbon is subject, by September 30, 2005. The purchase price for the Vendor Shares, which is payable in cash or a combination of cash and stock, will have a value of at least $14 per vendor share. Under the Agreements, we are not required to submit an offer to purchase the Vendor Shares or any other Turbon shares.

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

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS                          DESCRIPTION

10.1 Strategic Supply Agreement effective as of June 22, 2005 between Registrant and Turbon AG.

10.2 Letter Agreement dated June 22, 2005 between Registrant and Loewen, Ondaatje, McCutcheon Limited.

10.3 Share Purchase Agreement dated as of June 22, 2005 between Registrant and Turbon AG.

10.4 Letter Agreement dated June 22, 2005 between Registrant and NCR Corporation (on behalf of NCR Gmbh)

10.5 Letter Agreement dated as of June 21, 2005 between Registrant and Holger Brueckmann-Turbon.

10.6 Letter Agreement dated as of June 21, 2005 between Registrant and Gothaer Lebensversicherung AG.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ADSERO CORP.


Dated:   June 27, 2005                  By: /s/ William Smith
                                            -----------------
                                            Name: William Smith
                                            Title: Secretary, Treasurer,
                                                   Chief Financial Officer


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